EXHIBIT 25.2

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)     ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

THE RYLAND GROUP, INC.
(Exact name of obligor as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Moore’s Orchard, LLC
(Exact name of obligor as specified in its charter)

Maryland	52-2306873
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
RH Builders of Indiana, Inc.
(Exact name of obligor as specified in its charter)

Indiana	35-1969234
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
RH Investment of Indiana, Inc.
(Exact name of obligor as specified in its charter)

Indiana	35-1969241
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
RH of Indiana, L.P.
(Exact name of obligor as specified in its charter)

Indiana	35-1968182
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
RH of Texas Limited Partnership
(Exact name of obligor as specified in its charter)

Maryland	74-2664253
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

RH Organization, Inc.
(Exact name of obligor as specified in its charter)

California	95-4868585
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Communities, Inc.
(Exact name of obligor as specified in its charter)

Florida	59-1741950
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Golf Course at the Colony, Inc.
(Exact name of obligor as specified in its charter)

California	52-2201187
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Homes Investment – Texas, Inc.
(Exact name of obligor as specified in its charter)

Maryland	52-1816608
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Homes Nevada, LLC
(Exact name of obligor as specified in its charter)

Delaware	81-0600913
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Ryland Homes of Texas, Inc.
(Exact name of obligor as specified in its charter)

Texas	75-2473699
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Homes of Arizona, Inc.
(Exact name of obligor as specified in its charter)

Arizona	86-0785389
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Homes of California, Inc.
(Exact name of obligor as specified in its charter)

Delaware	95-2635472
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Organization Company
(Exact name of obligor as specified in its charter)

California	95-4868586
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Ryland Ventures II, Inc.
(Exact name of obligor as specified in its charter)

Maryland	52-2243024
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Ryland Ventures III, Inc.
(Exact name of obligor as specified in its charter)

Maryland	52-1733016
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
The Regency Organization, Inc.
(Exact name of obligor as specified in its charter)

Florida	59-2367217
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
The Ryland Corporation
(Exact name of obligor as specified in its charter)

California	95-4868582
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

24025 Park Sorrento, Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities
and Guarantees of Subordinated Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.

333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).
4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 30th day of January, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: Name:	/S/ MELONEE YOUNG MELONEE YOUNG
Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business December 31, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,739
Interest-bearing balances	0
Securities:
Held-to-maturity securities	26
Available-for-sale securities	430,112
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	28,500
Securities purchased under agreements to resell	50,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,261
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Not applicable Intangible assets:
Goodwill	876,153
Other intangible assets	272,502
Other assets	181,657

Total assets	$1,852,951

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	1,765
Noninterest-bearing	1,765
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	166,958
Total liabilities	437,414
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	290,517
Accumulated other comprehensive income	2,500
Other equity capital components	0

Total equity capital	1,415,537

Total liabilities, minority interest, and equity capital	1,852,951

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz           )                Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)